Exhibit 1.1
UNDERWRITING AGREEMENT
BURGER KING HOLDINGS, INC.
15,000,000 Shares of Common Stock
May 5, 2008
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
     Each of the stockholders listed on Schedule 1 hereto (each a “Selling Stockholder” and, together, the “Selling Stockholders”) proposes to sell, severally and not jointly, to Goldman, Sachs & Co. (the “Underwriter”) 15,000,000 shares of common stock, par value $0.01 per share, of Burger King Holdings, Inc., a Delaware corporation (the “Company” and such shares, the “Shares”), as set forth on Schedule 1 hereto. The common stock of the Company is herein referred to as the “Stock.”
     The Company and the Selling Stockholders hereby confirm their agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:
          1. Registration Statement. The Company meets the requirements for use of Form S-3 under the Securities Act (as defined below) and has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement (as defined in Rule 405 of the Securities Act) on Form S-3 (File No. 333-150648) including a base prospectus, relating to the Shares. Such Registration Statement (as defined below) and any post-effective amendment thereto became effective upon filing. The Company will file with the Commission a final prospectus supplement relating to the Shares in accordance with Rule 424(b) of the Securities Act. As filed, such final prospectus supplement shall contain all information required by the Securities Act, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement is executed and delivered to the parties hereto (the “Execution Time”) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus, as defined below) as the Company has advised you, prior to the Execution Time, will be included or made therein, (as used herein, the term “Registration Statement” shall mean the registration statement referred to above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) of the Securities Act and deemed part of such registration statement pursuant to Rule 430B of the Securities Act, as amended on each Effective Date (as defined below) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined below), shall also mean such registration statement as so amended; the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the Execution Time, is hereinafter called the “Base Prospectus”; the prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) of the Securities Act after the Execution Time, together with the Base Prospectus is hereinafter called the “Final Prospectus”; any reference herein to the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus or the Final Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus or the Final Prospectus, as the case may be). The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(i) of the Securities Act.
     Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Base Prospectus.
     At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Time of Sale Information”): the Base Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.
          2. Purchase of the Shares by the Underwriter. (a) The Selling Stockholders agree, severally and not jointly, to sell the Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase from the Selling Stockholders the Shares at a price per share of $27.41 (the “Purchase Price”).
     (b) The Company and the Selling Stockholders understand that the Underwriter intends to make a public offering of the Shares as soon after the Execution Time as in the judgment of the Underwriter is advisable, and to offer the Shares on the terms set forth in the Final Prospectus. The Company and the Selling Stockholders acknowledge and agree that the Underwriter may offer and sell Shares to or through any affiliate of the Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through the Underwriter.
     (c) Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Custodian to the Underwriter at the New York City offices of Cleary Gottlieb Steen & Hamilton LLP at 10:00 A.M. New York City time on May 8, 2008, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and the Selling Stockholders may agree upon in writing. The time and date of such payment for the Shares is referred to herein as the “Closing Date”.

     Payment for the Shares to be purchased on the Closing Date shall be made against delivery to the Underwriter of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Underwriter shall request in writing not later than two full business days prior to the Closing Date with any transfer taxes payable in connection with the sale of the Shares duly paid by the Selling Stockholders. The Shares to be purchased on the Closing Date shall be delivered by or on behalf of the Underwriter through the facilities of The Depository Trust Company (“DTC”) against payment by or on behalf of the Underwriter of the Purchase Price therefor by wire transfer of federal (same-day) funds to the accounts specified by the Selling Stockholders to the Underwriter at least two full business days prior to the Closing Date. The Selling Stockholders will cause any certificate(s) representing the Shares to be made available for checking and packaging at least 24 hours prior to the Closing Date with respect thereto at the offices of DTC or its designated custodian.
     (d) Each of the Company and the Selling Stockholders acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, any of the Selling Stockholders or any other person. Additionally, the Underwriter is not advising the Company, any of the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company or the Selling Stockholders with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or the Selling Stockholders.
          3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter and each Selling Stockholder that:
          (a) Preliminary Prospectus Supplement. [Reserved]
          (b) Time of Sale Information. The Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Time of Sale Information. No statement of material fact included in the Final Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Final Prospectus has been omitted therefrom.

          (c) The documents incorporated by reference in the Base Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Final Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the Execution Time.
          (d) Issuer Free Writing Prospectus. Other than the Final Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto and other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Base Prospectus, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Issuer Free Writing Prospectus. No order preventing or suspending the use of any Issuer Free Writing Prospectus has been issued by the Commission.
          (e) Registration Statement and Final Prospectus. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; on each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective (each an “Effective Date”), the Registration Statement complied and will comply in all material respects with the Securities Act, and on each Effective Date and at the Execution Time, the Registration Statement did not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the date when the Final Prospectus is first filed in accordance with Rule 424(b) of the Securities Act and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; and as of the date of the Final Prospectus and any amendment or supplement thereto and as of the Closing Date, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Final Prospectus and any amendment or supplement thereto.
          (f) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) of the Securities Act made any offer relating to the Shares in reliance on the exemption in Rule 163 of the Securities Act, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.
          (g) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Information and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein; and the other financial information included in the Registration Statement, the Time of Sale Information and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.
          (h) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Time of Sale Information and the Final Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, which is material to the Company and its subsidiaries taken as a whole, except in each case as otherwise disclosed in the Time of Sale Information and the Final Prospectus, and except, in the case of clause (i) above, for (A) issuances of options to purchase the Company’s common stock pursuant to any equity incentive plan existing on the date hereof; and (B) issuances of shares of the Company’s common stock upon the exercise of an option or warrant, the settlement of a restricted stock unit award, performance share award and deferred stock award or the conversion of a security outstanding on the date hereof; and (C) any repurchases by the Company of the Company’s common stock under the Company’s existing $100 million share repurchase program either in the open market or under a Rule 10b5-1 trading plan.
          (i) Organization and Good Standing. The Company and each of its domestic subsidiaries (excluding BK Family Fund, Inc., Have it Your Way Foundation, Inc. and The Melodie Corporation, the “Domestic Subsidiaries”), BK Asiapac, Pte. Ltd. and Burger King Europe GmBH (together with BK Asiapac, Pte. Ltd., the “Foreign IP Subsidiaries”) have been duly organized and are validly existing and in good standing (or the equivalent in their respective jurisdictions of organization), under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement (the “Significant Subsidiaries”) are the only significant subsidiaries of the Company.
          (j) Capitalization. The Company has an authorized capital stock as set forth in the the Time of Sale Information and the Final Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Final Prospectus and except for issuances of options to purchase the Company’s common stock, restricted stock unit awards, performance share awards and deferred stock awards pursuant to an equity incentive plan existing on the date hereof, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Final Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Time of Sale Information and the Final Prospectus) and, except as described in the Time of Sale Information and the Final Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party created under the Amended and Restated Credit Agreement dated as of February 15, 2006 among the Company, Burger King Corporation, as Borrower, the Lender Parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Citicorp North America, Inc. as Syndication Agent, and Bank of America, N.A., RBC Capital Markets and Wachovia Bank, National Association, as Documentation Agents.
          (k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
          (l) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
          (m) The Shares. The Shares to be sold by the Selling Stockholders hereunder have been duly authorized by the Company, are fully paid and nonassessable and conform to the descriptions thereof in the Time of Sale Information and the Final Prospectus.
          (n) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (o) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i) and (iii) above for any such conflict, breach or violation that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          (p) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Securities Act, (ii) such as have already been obtained or as may be required by the rules of The New York Stock Exchange or the Financial Industry Regulatory Authority (“FINRA”), and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable foreign or state securities laws, in connection with the purchase and distribution of the Shares to be sold by the Selling Stockholders hereunder by the Underwriter.
          (q) Legal Proceedings. Except as described in the Time of Sale Information and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened against or affecting the Company or any of its subsidiaries; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Time of Sale Information and the Final Prospectus that are not so described in such documents and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Time of Sale Information or the Final Prospectus that are not so filed as exhibits to the Registration Statement or described in the Time of Sale Information and the Final Prospectus.
          (r) Independent Accountants. KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
          (s) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (t) Title to Intellectual Property. The Company and its subsidiaries (i) own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, and (ii) the conduct of their respective businesses will not conflict with any such rights of others; except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          (u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Time of Sale Information and the Final Prospectus and that is not so described in such documents.
          (v) Investment Company Act. The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
          (w) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except where such failure to pay or file would not reasonably be expected to have a Material Adverse Effect.
          (x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Time of Sale Information and the Final Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Time of Sale Information and the Final Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or failure to renew would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          (y) No Labor Disputes. No material labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is threatened. The Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect.

          (z) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (x), (y), (z) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          (aa) Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions; except in each case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
          (bb) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company’s disclosure controls and procedures have been evaluated for effectiveness as of March 31, 2008 and are effective in all material respects to perform the functions for which they were established.

          (cc) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (dd) Insurance. The Company and its subsidiaries maintain (i) insurance with financially sound and reputable insurance companies covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts (with no greater risk retention or self-insurance levels) and against such risks as (a) would be reasonably maintained by a company of established repute engaged in the same or similar business operating in the same or similar locations and (b) considered adequate by the Company and its subsidiaries and (ii) all insurance as may be required by law; and neither the Company nor any of its subsidiaries has (x) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (y) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
          (ee) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (ff) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted since July 1, 2002 in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
          (gg) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

          (hh) No Restrictions on Subsidiaries. Except as disclosed in the Time of Sale Information and the Final Prospectus or except as prohibited under applicable foreign law with respect to the foreign Significant Subsidiaries, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other Significant Subsidiary of the Company.
          (ii) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares to be sold by the Selling Stockholders hereunder.
          (jj) No Registration Rights. Except as disclosed in the Registration Statement, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares to be sold by the Selling Stockholders hereunder.
          (kk) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.
          (ll) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Time of Sale Information and the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
          (mm) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Time of Sale Information and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
          (nn) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) to which the Company is subject.
          (oo) Status under the Securities Act. The Company is not an ineligible issuer as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Shares.

          (pp) FTC. The Company and its domestic subsidiaries are in compliance with the applicable requirements of the Federal Trade Commission (the “FTC”) rules governing franchising and applicable provisions of federal, state, local and other U.S. laws or regulations governing the business of a franchise or that are applicable to their businesses as presently conducted, except in each case as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
          4. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders severally and not jointly represents and warrants to the Underwriter and the Company that:
          (a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Custody Agreement (the “Custody Agreement”) hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained except for (i) the registration of the Shares under the Securities Act, (ii) such as may be required by the rules of The New York Stock Exchange or FINRA, and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws, in connection with the purchase and distribution of the Shares to be sold by such Selling Stockholder hereunder to the Underwriter; such Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and this Agreement and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Stockholder.
          (b) FINRA. Except as disclosed by such Selling Stockholder in writing to the Underwriter, to the knowledge of such Selling Stockholder, neither such Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, or has any other association with (within the meaning of Article 1(q) of the By-laws of the NASD) any member firm of FINRA.
          (c) No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement and the Custody Agreement, the sale of the Shares to be sold by such Selling Stockholder and the performance by such Selling Stockholder of its obligations herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Selling Stockholder, except in the case of clauses (i) and (iii) above for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on such Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement.

          (d) Title to Shares. Such Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date, good and valid title to the Shares to be sold at the Closing Date by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Underwriter.
          (e) No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
          (f) Time of Sale Information. The Time of Sale Information at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty is limited to statements made in reliance upon and in conformity with the written information furnished to the Company by such Selling Stockholder expressly for use in the Time of Sale Information and any amendment or supplement thereto. For purposes of this Agreement, the parties hereto agree that the only information furnished to the Company by any Selling Stockholder is the information about such Selling Stockholder set forth in the “Selling stockholders” section of the Final Prospectus and set forth in the “Principal and selling stockholders” section of the Base Prospectus.
          (g) Issuer Free Writing Prospectus. Other than the Final Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto and other written communications approved in writing in advance by the Company and the Underwriter.
          (h) Registration Statement and Final Prospectus. On each Effective Date, the Registration Statement complied and will comply in all material respects with the Securities Act, and on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the date when the Final Prospectus is first filed in accordance with Rule 424(b) of the Securities Act and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; and as of the date of the Final Prospectus and any supplement thereto and as of the Closing Date, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty is limited to statements made in reliance upon and in conformity with the written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement and the Final Prospectus and any amendment or supplement thereto.

          (i) Lock-Up Agreements. Such Selling Stockholder has duly executed and delivered to the Underwriter a “lock-up” agreement substantially in the form of Exhibit B.
     Each of the Selling Stockholders represents and warrants that certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to the Bank of New York, as custodian (the “Custodian”), and each of the undersigned signatories on behalf of each Selling Stockholder has the respective authority to execute and deliver this Agreement on behalf of each such Selling Stockholder, to determine the purchase price to be paid by the Underwriter to the Selling Stockholders as provided herein, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.
     Each of the Selling Stockholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement, are subject to the interests of the Underwriter hereunder, and that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable. Each of the Selling Stockholders specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.
          5. Further Agreements of the Company. The Company covenants and agrees with the Underwriter that:
          (a) Required Filings. The Company will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act and will file any Issuer Free Writing Prospectus to the extent required by Rule 163 and Rule 433 under the Securities Act; and the Company will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City as soon as practicable but no later than 8:00 A.M., New York City time, on the second business day succeeding the Execution Time in such quantities as the Underwriter may reasonably request.

          (b) Delivery of Copies. The Company will deliver, without charge, to the Underwriter (i) five signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith, (ii) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (iii) during the Prospectus Delivery Period (as defined below), as many copies of the Final Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or any dealer.
          (c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment to the Registration Statement or supplement (including the Final Prospectus) to the Base Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.
          (d) Notice to the Underwriter. The Company will advise the Underwriter promptly, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when the Final Prospectus or any supplement to the Final Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement (including the Final Prospectus) or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Final Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Final Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Final Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

          (e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with law, the Company will notify the Underwriter as promptly as practicable thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Final Prospectus or the Registration Statement or a new registration statement as may be necessary so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus will comply with law, and use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Final Prospectus and (2) if at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b) of the Securities Act (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will notify the Underwriter as promptly as practicable thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
          (f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
          (g) Earning Statement. The Company will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, provided that (i) such delivery requirements to the Company’s shareholders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (ii) such delivery requirements to the Underwriter shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

          (h) Clear Market. For a period of 90 days after the date of this Agreement, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter.
               The restrictions contained in the preceding paragraph shall not apply to (A) the issuance by the Company of shares of common stock upon the exercise of an option or warrant, the settlement of a restricted stock unit award, performance share award or deferred stock award or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing or that is described in the Time of Sale Information and the Final Prospectus, (B) the grant of options, restricted stock units, performance share awards and deferred stock units or the issuance of shares of common stock to employees, officers, directors, advisors or consultants pursuant to any equity incentive plan existing on the date hereof and described in the Time of Sale Information, and (C) the filing of any registration statement on Form S-8 in respect of any employee equity incentive plan existing on the date hereof and described in the Time of Sale Information. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
          (i) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
          (j) Reports. During a period of three years from the Effective Date, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system (it being understood and agreed that any document available through the Commission’s EDGAR database will be deemed to be so furnished).
          (k) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 163 or Rule 433 under the Securities Act.

          (l) [Reserved].
          (m) Opinion of Swiss and Singapore Counsel. The Company will provide to the Underwriter as soon as practicable after the Closing Date, an opinion of counsel as to the good standing (or the equivalent in their respective jurisdictions of organization) of the Foreign IP Subsidiaries in their respective jurisdictions of organization.
          (n) Good Standing. The Company will provide to the Underwriter, on the business day immediately succeeding the Closing Date, satisfactory evidence of the good standing of Burger King Corporation in each of South Carolina, Virginia and Massachusetts from the appropriate governmental authorities of such jurisdictions.
          6. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders covenants and agrees with the Underwriter that it will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter’s documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.
          7. Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that:
          (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Base Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(d) or Section 5(c) above, or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
          (b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.
          (c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the sale of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriter may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided further that, if the Underwriter uses such term sheet, the Underwriter shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

          8. Conditions of the Underwriter’s Obligations. The obligation of the Underwriter to purchase the Shares on the Closing Date as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:
          (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; no stop order suspending or preventing the use of the Base Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; the Base Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 163 or Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.
          (b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct at the Execution Time and on and as of the Closing Date; and the statements of the Company and its officers and of each of the Selling Stockholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
          (c) No Downgrade. Subsequent to the Execution Time, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
          (d) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Final Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Prospectus.
          (e) Officer’s and Selling Stockholders’ Certificates. The Underwriter shall have received on and as of the Closing Date a certificate of (1) the chief financial officer or chief accounting officer of the Company and the general counsel of the Company (a) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Final Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(e) hereof are true and correct, (b) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, provided that with respect to the representations and warranties set forth in Section 3(i) regarding the good standing status of Burger King Corporation in South Carolina, Virginia and Massachusetts, such certificate shall provide that nothing has come to the attention of such persons which causes such persons to believe that Burger King Corporation is not in good standing in each of such jurisdictions, and (c) to the effect set forth in paragraphs (a), (c) and (d) above and (2) each of the Selling Stockholders, in form and substance reasonably satisfactory to the Underwriter, (a) confirming that the representations of such Selling Stockholder set forth in Sections 4(e), 4(f) and 4(g) hereof are true and correct and (b) confirming that the other representations and warranties of such Selling Stockholder in this Agreement are true and correct and that such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
          (f) Comfort Letters. At the Execution Time and on the Closing Date, KPMG LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.
          (g) Opinion of Outside Counsel for the Company. Holland & Knight LLP, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, their written opinion, dated the Closing Date, and addressed to the Underwriter, substantially in the form set forth in Annex C hereto.
          (h) Opinion of Inside Counsel for the Company. Lisa Giles-Klein, Vice President and Assistant General Counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, her written opinion, dated the Closing Date, and addressed to the Underwriter, substantially in the form set forth in Annex D hereto.
          (i) Opinion of Inside Franchise Counsel for the Company. Craig Prusher, Vice President and Assistant General Counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, his written opinion, dated the Closing Date, and addressed to the Underwriter, substantially in the form set forth in Annex E hereto.
          (j) Opinion of Counsel for the Selling Stockholders. Counsel for each of the Selling Stockholders shall have furnished to the Underwriter, at the request of such Selling Stockholder, their written opinion, dated the Closing Date, and addressed to the Underwriter, substantially in the form set forth in Annex F hereto.
          (k) Opinion of Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (l) [Reserved].
          (m) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Shares.
          (n) Good Standing. The Underwriter shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company, Burger King Corporation and Burger King Brands, Inc. in their respective jurisdictions of organization, and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
          (o) Lock-up Agreements.
     (i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the Closing Date or as soon as practicable thereafter, shall be in full force and effect on the Closing Date.
     (ii) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and certain shareholders (including the Selling Stockholders), of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the Execution Date, shall be in full force and effect on the Closing Date.
          (p) Additional Documents. On or prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably and in good faith request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.
          9. Indemnification and Contribution.
          (a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information or the Final Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.
          (b) Indemnification of the Underwriter by the Selling Stockholders. Each of the Selling Stockholders severally and not jointly hereunder agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Information or the Final Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse the Underwriter and the Company for any reasonable legal or other expenses incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the aggregate liability of a Selling Stockholder pursuant to this subsection (b) and subsection (g) shall not exceed the aggregate net proceeds before expenses received by such Selling Stockholder from the Underwriter for the Shares. For purposes of this Agreement, the parties hereto agree that the only information furnished to the Company by any Selling Stockholder is the information about such Selling Stockholder set forth in the “Selling stockholders” section of the Final Prospectus and set forth in the “Principal and selling stockholders” section of the Base Prospectus.
          (c) Indemnification of the Company and the Selling Stockholders by the Underwriter. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers and former officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Time of Sale Information or the Final Prospectus.

          (d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
          (e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, a Selling Stockholder or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (f) Limitation on Liability. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, (i) in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) in no event shall a Selling Stockholder be required to contribute (x) other than to the extent the losses, claims, damages, liabilities or expenses arose from the written information furnished to the Company by the Selling Stockholder expressly for use in the Registration Statement, the Time of Sale Information or the Final Prospectus, or (y) any amount in excess of the aggregate net proceeds before expenses received by such Selling Stockholder from the Underwriter for the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (g) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
          10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          11. Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company and the Selling Stockholders, if after the Execution Time and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of The New York Stock Exchange, the American Stock Exchange or FINRA; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Prospectus.
          12. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the sale, preparation and delivery of the Shares; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Base Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus (including all exhibits, amendments and supplements to such documents) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; provided that the Company shall not be required to pay in excess of $25,000 in fees and expenses of any FINRA counsel for the Underwriter; and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.
          (b) If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel payable under Section 12(a)) actually and reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.
          13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

          14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriter contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriter.
          15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.
          16. Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to Goldman, Sachs & Co., 85 Broad Street, 23rd Floor, New York, NY, 10004, Attention: Registration Department (fax: 212-902-3000). Notices to the Company shall be given to it at Burger King Holdings, Inc., 5505 Blue Lagoon Drive, Miami, Florida 33126 (fax: 305-378-7112); Attention: Anne Chwat, Esq. Notices to the Selling Stockholders shall be given to Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, MA 02199, Attention: Sean Doherty (fax: 617-516-2010); The Goldman Sachs Group, Inc., c/o Goldman, Sachs & Co., 1 New York Plaza, New York, New York 10004, Attention: Ben Adler (fax: 212-482-3820); and TPG BK Holdco LLC, c/o Texas Pacific Group, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, Attention: Clive Bode (fax: 817-871-4080).
     (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     (f) USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriter to properly identify its clients.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, BURGER KING HOLDINGS, INC.
By:	/s/ Ben K. Wells
	Name:	Ben K. Wells
	Title:	Chief Financial Officer

BAIN CAPITAL INTEGRAL INVESTORS, LLC
By:	Bain Capital Investors, LLC, its Administrative Member
By:	/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Managing Director

BAIN CAPITAL VII COINVESTMENT FUND, LLC
By:	Bain Capital VII Coinvestment Fund, L.P., its Sole Member

By:	Bain Capital Partners VII, L.P., its General Partner
By:	Bain Capital Investors, LLC, its General Partner
By:	/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Managing Director

BCIP TCV, LLC
By:	Bain Capital Investors, LLC, its Administrative Member
By:	/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Managing Director

GS CAPITAL PARTNERS 2000, L.P.
By:	GS Advisors 2000, L.L.C., its General Partner
By:	/s/ Christine Vollersten
	Name:	Christine Vollersten
	Title:	Vice President

GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.
By:	GS Advisors 2000, L.L.C., its General Partner
By:	/s/ Christine Vollersten
	Name:	Christine Vollersten
	Title:	Vice President

GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS, KG
By:	Goldman Sachs Management GP GmbH, its General Partner
By:	/s/ Christine Vollersten
	Name:	Christine Vollersten
	Title:	Attorney-in-Fact

GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.
By:	GS Employee Funds 2000 GP, L.L.C., its General Partner
By:	/s/ Christine Vollersten
	Name:	Christine Vollersten
	Title:	Vice President

STONE STREET FUND 2000, L.P.
By:	Stone Street 2000, L.L.C., its General Partner
By:	/s/ Christine Vollersten
	Name:	Christine Vollersten
	Title:	Vice President

BRIDGE STREET SPECIAL OPPORTUNITIES FUND 2000, L.P.
By:	Bridge Street Special Opportunities 2000, L.L.C., its General Partner
By:	/s/ Christine Vollersten
	Name:	Christine Vollersten
	Title:	Vice President

GS PRIVATE EQUITY PARTNERS 2000, L.P.
By:	GS PEP 2000 Advisors, L.L.C., its General Partner
By:	GSAM Gen-Par, L.L.C., its Managing Member
By:	/s/ Ryan Boucher
	Name:	Ryan Boucher
	Title:	Authorized Signatory

GS PRIVATE EQUITY PARTNERS 2000 OFFSHORE HOLDINGS, L.P.
By:	GS PEP 2000 Offshore Holdings Advisors, Inc., its General Partner
By:	/s/ Ryan Boucher
	Name:	Ryan Boucher
	Title:	Vice President

GS PRIVATE EQUITY PARTNERS 2000-DIRECT INVESTMENT FUND, L.P.
By:	GS PEP 2000 Direct Investment Advisors, L.L.C., its General Partner
By:	GSAM Gen-Par, L.L.C., its Managing Member
By:	/s/ Ryan Boucher
	Name:	Ryan Boucher
	Title:	Vice President

GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.
By:	GS Employee Funds 2000 GP, L.L.C., its General Partner
By:	/s/ Christine Vollersten
	Name:	Christine Vollersten
	Title:	Vice President

TPG BK HOLDCO LLC
By:	/s/ John E. Viola
	Name:	John E. Viola
	Title:	Vice President

COMBINED JEWISH PHILANTHROPIES OF GREATER BOSTON, INC.
By:	Bain Capital Investors, LLC, its Attorney-in-fact
By:	/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Managing Director

FIDELITY INVESTMENTS CHARITABLE GIFT FUND
By:	Bain Capital Investors, LLC, its Attorney-in-fact
By:	/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Managing Director

THE CORPORATION OF THE PRESIDENT OF THE CHURCH OF JESUS CHRIST OF LATTER-DAY SAINTS
By:	Bain Capital Investors, LLC, its Attorney-in-fact
By:	/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Managing Director

TYLER CHARITABLE FOUNDATION
By:	Bain Capital Investors, LLC, its Attorney-in-fact
By:	/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Managing Director

EDGERLEY FAMILY FOUNDATION
By:	Bain Capital Investors, LLC, its Attorney-in-fact
By:	/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Managing Director

THE BOSTON FOUNDATION, INC.
By:	Bain Capital Investors, LLC, its Attorney-in-fact
By:	/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Managing Director

THE CRIMSON LION FOUNDATION
By:	Bain Capital Investors, LLC, its Attorney-in-fact
By:	/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Managing Director

CONARD DAVIS FAMILY FOUNDATION
By:	Bain Capital Investors, LLC, its Attorney-in-fact
By:	/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Managing Director

JSJN CHILDREN’S CHARITABLE TRUST
By:	Bain Capital Investors, LLC, its Attorney-in-fact
By:	/s/ Andrew Balson
	Name:	Andrew Balson
	Title:	Managing Director

Accepted: May 5, 2008 GOLDMAN, SACHS & CO.
By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

Schedule 1

Selling Stockholders:	Number of Shares:
TPG BK Holdco LLC	5,850,000
Bain Capital Integral Investors, LLC	2,619,321
Bain Capital VII Coinvestment Fund, LLC	1,010,125
BCIP TCV, LLC	19,280
GS Capital Partners 2000, LP	2,481,803
GS Capital Partners 2000 Offshore, LP	901,793
GS Capital Partners 2000 GmbH & Co	103,734
GS Capital Partners 2000 Employee Fund	788,059
Bridge Street Special Opportunities Fund 2000	36,509
Stone Street Fund 2000	73,017
Goldman Sachs Direct Investment Fund 2000	121,695
GS Private Equity Partners 2000	554,052
GS Private Equity Partners 2000 Offshore Holdings	190,449
GS Private Equity Partners 2000 Direct Investment Fund	211,138
Combined Jewish Philanthropies of Greater Boston, Inc.	156,881
Fidelity Investments Charitable Gift Fund	228,477
The Corporation of the President of the Church of Jesus Christ of Latter-Day Saints	65,326
Tyler Charitable Foundation	22,786
Edgerley Family Foundation	57,568
The Boston Foundation, Inc.	83,669
The Crimson Lion Foundation	45,544
Conard Davis Family Foundation	36,483
JSJN Children’s Charitable Trust	54,540

Schedule 2
Significant Subsidiaries of Burger King Holdings, Inc.
Burger King Corporation
Burger King Brands, Inc.
Burger King Europe GmbH
Burger King (Gibraltar) Ltd.
Burger King (Luxembourg) S.a.r.l.

Annex A
a. Time of Sale Information
     None.
b. Pricing Information

Shares	15,000,000

Price	The Underwriter may offer the common stock in transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

A-1

Annex B
Burger King Holdings, Inc.
Pricing Term Sheet

Shares	15,000,000

Price	The Underwriter may offer the common stock in transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

B-1

Exhibit A
FORM OF LOCK-UP AGREEMENT
__________ __________, 2008
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
     Re:     Burger King Holdings, Inc. — Public Offering
Ladies and Gentlemen:
     The undersigned understands that you, as the Underwriter (the “Underwriter”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Burger King Holdings, Inc., a Delaware corporation (the “Company”) and certain stockholders of the Company named therein, providing for the public offering (the “Public Offering”) by the Underwriter of common stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
     In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period ending 90 days after the date of the prospectus supplement relating to the Public Offering (the “Prospectus Supplement”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the “Stock”) or any securities convertible into or exercisable or exchangeable for Stock (including without limitation, Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Exhibit A-1

     Notwithstanding the foregoing, (1) the undersigned may transfer Stock (a) in the Public Offering, (b) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (c) as a distribution to limited partners or stockholders of the undersigned, provided that the limited partners, members or stockholders, as the case may be, agree to be bound in writing by the restrictions set forth herein, (d) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that the affiliates or investment funds or other entities controlled or managed by the undersigned, as the case may be, agree to be bound in writing by the restrictions set forth herein, (e) to members of its immediate family, or to any trust for the direct or indirect benefit of the undersigned or one or more of its immediate family members, provided that such immediate family members (or trustee in the case of a trust) agree to be bound in writing by the restrictions set forth herein, (f) to the Company for purposes of the Company’s purchase and/or withholding of Stock from the undersigned in connection with the settlement of previously awarded restricted stock, restricted stock units or options to the undersigned pursuant to the Company’s equity incentive plans and award agreements in an amount equal to all applicable withholding taxes due in respect to such awards, [for Wells, Chwat, Klein, Ramirez, Smith and Youngblood, insert (g) pursuant to a previously entered into plan complying with Rule 10b5-1 under the Exchange Act] or [for all officers and directors including Wells, Chwat, Klein and Ramirez, but excluding Smith and Youngblood, insert (h) beginning thirty days after the Closing Date, a transfer of a number of shares of Stock, provided that the shares transferred pursuant to subclause[s] [(g) and] [(h)] do not in the aggregate exceed 20% of the aggregate number of shares held by the undersigned on the date hereof, including shares pursuant to vested and unexercised options, vested restricted stock, vested restricted stock units and vested deferred stock units under the Burger King Holdings, Inc. Equity Incentive Plan or the Burger King Holdings, Inc. 2006 Omnibus Incentive Plan; (2) the undersigned may exercise securities convertible into shares of Stock, it being understood that any shares of Stock acquired by the undersigned in connection with such exercise or conversion shall be subject to this Letter Agreement; and (3) the undersigned may sell Stock purchased by the undersigned on the open market following the Public Offering; provided that, in the case of any transfer or distribution pursuant to clause (1), (2) or (3) above, no filing by the undersigned or any other party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required, or shall voluntarily be made, in connection with such transfer or distribution (other than (i) a filing under Section 16(a) of the Exchange Act which reports solely one or more acquisitions of the Company’s securities and/or one or more dispositions of the Company’s securities pursuant to 1(f), [1(g) or] [1(h)] above, or (ii) a filing on Form 5 made after the expiration of the restricted period described in the foregoing paragraph). For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption.

Exhibit A-2

     [For GSCP-affiliates’ Lock-up letter][Notwithstanding anything herein to the contrary, Goldman, Sachs & Co. and its affiliates (other than the undersigned) may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their or their affiliates’ business.]
     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
     This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [NAME OF STOCKHOLDER]
By:
Name:
Title:

Exhibit A-3

Exhibit B
FORM OF LOCK-UP AGREEMENT
___________ ________, 2008
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
     Re:     Burger King Holdings, Inc. — Public Offering
Ladies and Gentlemen:
     The undersigned understands that you, as the Underwriter (the “Underwriter”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Burger King Holdings, Inc., a Delaware corporation (the “Company”) and certain stockholders of the Company named therein, providing for the public offering (the “Public Offering”) by the Underwriter of common stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
     In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period ending 90 days after the date of the prospectus supplement relating to the Public Offering (the “Prospectus Supplement”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the “Stock”) or any securities convertible into or exercisable or exchangeable for Stock (including without limitation, Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Exhibit B-1

     Notwithstanding the foregoing, (1) the undersigned may transfer Stock (a) in the Public Offering, (b) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (c) as a distribution to limited partners or stockholders of the undersigned, provided that the limited partners, members or stockholders, as the case may be, agree to be bound in writing by the restrictions set forth herein, (d) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that the affiliates or investment funds or other entities controlled or managed by the undersigned, as the case may be, agree to be bound in writing by the restrictions set forth herein, (e) to members of its immediate family, or to any trust for the direct or indirect benefit of the undersigned or one or more of its immediate family members, provided that such immediate family members (or trustee in the case of a trust) agree to be bound in writing by the restrictions set forth herein or (f) beginning thirty days after the Closing Date, pursuant to a plan complying with Rule 10b5-1 under the Exchange Act, provided that such plan was entered into prior to or on the date of the Underwriting Agreement, and provided further that the undersigned may not, pursuant to such plan, transfer a number of shares of Stock which exceeds 20% of the aggregate number of shares held by the undersigned on the date hereof, including shares pursuant to vested and unexercised options, vested restricted stock units and vested deferred stock units under the Burger King Holdings, Inc. Equity Incentive Plan or the Burger King Holdings, Inc. 2006 Omnibus Incentive Plan; (2) the undersigned may exercise securities convertible into shares of Stock, it being understood that any shares of Stock acquired by the undersigned in connection with such exercise or conversion shall be subject to this Letter Agreement; and (3) the undersigned may sell Stock purchased by the undersigned on the open market following the Public Offering; provided that, in the case of any transfer or distribution pursuant to clause (1), (2) or (3) above, no filing by the undersigned or any other party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required, or shall voluntarily be made, in connection with such transfer or distribution (other than (i) a filing under Section 16(a) of the Exchange Act which reports solely one or more acquisitions of the Company’s securities and/or one or more dispositions of the Company’s securities pursuant to 1(f) above, or (ii) a filing on Form 5 made after the expiration of the restricted period described in the foregoing paragraph). For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption.
     [For GSCP-affiliates’ Lock-up letter][Notwithstanding anything herein to the contrary, Goldman, Sachs & Co. and its affiliates (other than the undersigned) may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their or their affiliates’ business.]

Exhibit B-2

     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
     This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [NAME OF STOCKHOLDER]
By:
Name:
Title:

Exhibit B-3